SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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CONMED HEALTHCARE MANAGEMENT, INC.
(Name of Registrant as Specified in its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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CONMED HEALTHCARE MANAGEMENT, INC.
7250 Parkway Drive
Suite 400
Hanover, Maryland 21076

April 27, 2009

Dear Fellow Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Conmed Healthcare Management, Inc. to be held at 10:00 a.m. on Thursday, May 28, 2009 at the offices of Kramer Levin Naftalis & Frankel LLP, 1177 Avenue of the Americas, New York, New York 10036.  At the Annual Meeting, you will be asked to elect directors and to ratify the appointment of the independent auditor. These matters are described in detail in the accompanying Notice of Annual Meeting and Proxy Statement.

Whether you plan to attend in person or not, we encourage you to vote your shares so that they are represented at the Annual Meeting.  We look forward to seeing you at the Annual Meeting.

Thank you for your investment and continued interest in Conmed Healthcare Management, Inc.

Sincerely,

/s/ Richard W. Turner, Ph.D.
Richard W. Turner, Ph.D.
Chairman and Chief Executive Officer

CONMED HEALTHCARE MANAGEMENT, INC.
7250 Parkway Drive
Suite 400
Hanover, Maryland 21076

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD THURSDAY, MAY 28, 2009

To our Stockholders:

Notice is hereby given that the 2009 Annual Meeting of Stockholders (the “Annual Meeting”) of Conmed Healthcare Management, Inc. (the “Company”), a Delaware corporation, will be held at the offices of Kramer Levin Naftalis & Frankel LLP, 1177 Avenue of the Americas, New York, New York 10036, on Thursday, May 28, 2009 at 10:00 a.m., for the following purposes:

(1)	To elect five Directors to the Board of Directors to serve until the 2010 Annual Meeting of Stockholders or until their successors have been duly elected or appointed and qualified;

(2)	To ratify the appointment by the Audit Committee of our Board of Directors of McGladrey & Pullen, LLP to serve as the Company’s independent auditors for the fiscal year ending December 31, 2009; and

(3)	To consider and take action upon such other business as may properly come before the Annual Meeting or any adjournments thereof.

The Board of Directors has fixed the close of business on April 15, 2009, as the record date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof.

For a period of 10 days prior to the Annual Meeting, a stockholders list will be kept at the Company’s office and shall be available for inspection by stockholders during usual business hours. A stockholders list will also be available for inspection at the Annual Meeting.

Your attention is directed to the accompanying Proxy Statement for further information regarding each proposal to be made.

Directions to the offices of Kramer Levin Naftalis & Frankel LLP are included on the outside back cover of the Proxy Statement for the Annual Meeting of Stockholders to be held on May 28, 2009.

STOCKHOLDERS UNABLE TO ATTEND THE MEETING IN PERSON ARE URGED TO COMPLETE, DATE AND SIGN THE  ACCOMPANYING PROXY AND MAIL IT IN THE ENCLOSED STAMPED, SELF-ADDRESSED ENVELOPE AS PROMPTLY AS POSSIBLE. IF YOU SIGN AND RETURN YOUR PROXY WITHOUT SPECIFYING YOUR CHOICES IT WILL BE UNDERSTOOD THAT YOU WISH TO HAVE YOUR SHARES VOTED IN ACCORDANCE WITH THE DIRECTORS’ RECOMMENDATIONS. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY, IF YOU DESIRE, REVOKE YOUR PROXY AND VOTE IN PERSON.

By Order of the Board of Directors

/s/ Richard W. Turner, Ph.D.
Richard W. Turner, Ph.D., Chairman
April 27, 2009

Important Notice Regarding the Availability of Proxy Materials
for the Annual Meeting of Stockholders to be Held on May 28, 2009.

The Proxy Statement and 2008 Annual Report on Form 10-K
are available through the Investors link on our website at
www.conmedinc.com

CONMED HEALTHCARE MANAGEMENT, INC.
7250 Parkway Drive
Suite 400, Hanover, Maryland 21076

PROXY STATEMENT

2009 ANNUAL MEETING OF STOCKHOLDERS

This Proxy Statement is furnished in connection with the solicitation by and on behalf of the Board of Directors (the “Board of Directors” or “Board”) of Conmed Healthcare Management, Inc. of proxies to be voted at the 2009 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at 10:00 a.m. on Thursday, May 28, 2009 at the offices of Kramer Levin Naftalis & Frankel LLP, 1177 Avenue of the Americas, New York, New York 10036 and at any adjournments thereof. In this proxy statement, Conmed Healthcare Management, Inc. is referred to as “we”, “us”, “our” or “the Company” unless the context indicates otherwise.

The Annual Meeting has been called to consider and take action on the following proposals: (i) to elect five Directors to the Board of Directors to serve until the 2010 Annual Meeting of Stockholders or until their successors have been duly elected or appointed and qualified; (ii) to ratify the appointment by the Audit Committee of our Board of Directors of McGladrey & Pullen, LLP as the Company’s independent auditors for the fiscal year ending December 31, 2009; and (iii) to consider and take action upon such other business as may properly come before the Annual Meeting or any adjournments thereof.

The Board of Directors knows of no other matters to be presented for action at the Annual Meeting. However, if any other matters properly come before the Annual Meeting, the persons named in the proxy will vote on such other matters and/or for other nominees in accordance with their best judgment. The Company’s Board of Directors recommends that the stockholders vote in favor of each of the proposals.

The approximate date on which this Proxy Statement, the proxy card and other accompanying materials are first being sent or given to stockholders is on or about May 4, 2009.  A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, as filed with the SEC, accompanies this Proxy Statement, but should not be considered proxy solicitation material. Upon written request, the Company will provide each stockholder being solicited by this Proxy Statement with a free copy of any exhibits and schedules thereto. All such requests should be directed to the principal executive offices of the Company:  Conmed Healthcare Management, Inc., 7250 Parkway Drive, Suite 400, Hanover, Maryland 21076, Attn : Thomas W. Fry, Secretary and Chief Financial Officer.  The telephone number is (410) 567-5520.

Stockholders Entitled to Vote

Only holders of record of common stock of the Company at the close of business on April 15, 2009 (the “Record Date”) will be entitled to vote at the Annual Meeting.  As of the Record Date, there were 12,497,539, outstanding shares of common stock. Each share of common stock is entitled to one vote on each matter properly brought before the Annual Meeting. As of the Record Date, the Company had approximately 71 beneficial holders of record of common stock. Only holders of shares of common stock on the Record Date will be entitled to vote at the Annual Meeting.

Voting of Proxies

The Board of Directors is asking for your proxy.  Giving us your proxy means you authorize us to vote your shares at the meeting in the manner you direct.  You may vote for the election of all of our director candidates, withhold authority to vote for any one or more of our director candidates or withhold authority to vote for all of our director candidates.  You may vote for, vote against or abstain from voting for the proposal to ratify the appointment by the Audit Committee of McGladrey & Pullen, LLP as the Company’s independent auditors for the fiscal year ending December 31, 2009.

If you sign and return the enclosed proxy card but do not specify how to vote, we will vote your shares FOR the election of our director candidates and FOR the ratification of the appointment by the Audit Committee of McGladrey & Pullen, LLP as the Company’s independent auditors for the fiscal year ending December 31, 2009 and in our proxies’ discretion on such other matters as may properly be raised at the meeting.

You may receive more than one proxy or voting card depending on how you hold your shares.  Shares registered in your name are covered by one card.  If you hold shares through someone else, such as a stockbroker, you may get material from them asking how you want to vote those shares.

Revocability of Proxy

Shares represented by valid proxies will be voted in accordance with instructions contained therein, or, in the absence of such instructions, in accordance with the Board of Directors’ recommendations. Any person signing and mailing the enclosed proxy may, nevertheless, revoke the proxy at any time prior to the actual voting thereof by attending the Annual Meeting and voting in person, by providing written notice of revocation of the proxy or by submitting a signed proxy bearing a later date. Any written notice of revocation should be sent to the attention of the Secretary of the Company, Thomas W. Fry, at the address above. Any stockholder of the Company has the unconditional right to revoke his or her proxy at any time prior to the voting thereof by any action inconsistent with the proxy, including notifying the Secretary of the Company in writing, executing a subsequent proxy, or personally appearing at the Annual Meeting and casting a contrary vote. However, no such revocation will be effective unless and until such notice of revocation has been received by the Company at or prior to the Annual Meeting.

Quorum

The presence in person or by proxy of holders of record of a majority of the shares outstanding and entitled to vote as of the Record Date shall be required for a quorum to transact business at the Annual Meeting. If a quorum should not be present, the Annual Meeting may be adjourned until a quorum is obtained.

Vote Required

Each nominee to be elected as a director named in Proposal 1 must receive the vote of a plurality of the votes of the shares of common stock present in person or represented by proxy at the Meeting. For the purposes of election of directors, although abstentions will count toward the presence of a quorum, they will not be counted as votes cast and will have no effect on the result of the vote.

The affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy at the meeting is required for approval of the ratification of the selection of McGladrey & Pullen, LLP as independent auditors of the Company for fiscal year 2009 described in Proposal 2. Abstentions will not be counted as votes entitled to be cast on this matter and will have no effect on the result of the vote.

Effect of Abstentions

Abstentions will be counted as present for purposes of determining a quorum but will not be counted for or against the election of directors or the ratification of independent auditors.

Effect of Broker Non-Votes

A “broker non-vote” occurs when a broker holding shares registered in street name is permitted to vote, in the broker’s discretion, on routine matters without receiving instructions from the client, but is not permitted to vote without instructions on non-routine matters, and the broker returns a proxy card with no vote (the “non-vote”) on the non-routine matter. Under the rules and regulations of the primary trading markets applicable to most brokers, both the election of directors and the ratification of the appointment of auditors are routine matters on which a broker has the discretion to vote if instructions are not received from the client in a timely manner.

Dissenters’ Rights

Proposals 1 and 2 do not give rise to any statutory right of a stockholder to dissent and obtain the appraisal of or payment for such stockholder’s shares.

All proxies received will be voted in accordance with the choices specified on such proxies. Proxies will be voted in favor of a proposal if no contrary specification is made. All valid proxies obtained will be voted at the discretion of the persons named in the proxy with respect to any other business that may come before the annual meeting.

PROPOSAL 1
ELECTION OF DIRECTORS

The Company’s Board of Directors currently consists of five members each of whom have been nominated for election to the Board to serve as directors until the next annual meeting or until their successors are duly elected, appointed and qualified.  Unless a stockholder WITHHOLDS AUTHORITY or the proxy contains contrary instructions, a properly signed and dated proxy will be voted “FOR” the election of all of the persons named below. Management has no reason to believe that any of the nominees will not be a candidate or will be unable to serve as a director. However, in the event any nominee is not a candidate or is unable or unwilling to serve as a director at the time of the election, unless the stockholder withholds authority from voting, the proxies will be voted “FOR” any nominee who shall be designated by the present Board of Directors to fill such vacancy.

The name and age of each of the five nominees, his position with the Company, his principal occupation, and the period during which such person has served as a director are set forth below.

Biographical Summaries of Nominees for the Board of Directors

Name of Nominee Age	Age	Position with the Company	Director Since
Richard W. Turner, Ph.D.	62	Chairman, Chief Executive Officer and Director	2007

John Pappajohn	80	Director	1995

Edward B. Berger	80	Director	2007

Terry E. Branstad	62	Director	2007

John W. Colloton	78	Director	2007

Richard W. Turner, Ph.D. – Chairman of the Board of Directors and Chief Executive Officer

Dr. Turner is currently our Chairman, Chief Executive Officer and a Director. Prior to May 2008 he served as President and Chief Executive Officer. Prior to consulting for Pace Health Management Systems, Inc., our predecessor in interest, in May 2006, Dr. Turner served as President and Chief Executive Officer of EyeTel Imaging, Inc. from January 2004 to May 2006. Prior to January 2004, Dr. Turner served as President and Chief Executive Officer of BEI Medical Systems Company, Inc. (“BEI Medical”), a company engaged in the development and marketing of a minimally invasive endometrial ablation system. BEI Medical was sold to Boston Scientific Corp. for approximately $95 million in 2002.  Dr. Turner has held executive leadership positions in the medical industry for approximately 25 years, including President and Director of CooperLaserSonics, Inc., President of CooperVision, Inc., President, Chief Executive Officer and Director of Pancretec, Inc. (sold to Abbott Labs, Inc.) and President of Kay Laboratories (sold to Baxter, Inc.). Dr. Turner graduated from Old Dominion University with a Bachelor of Science degree, earned his M.B.A. from Pepperdine University and earned his Ph.D. from Berne University.

John Pappajohn - Director

Mr. Pappajohn has been a Director of Pace Health Management Systems, Inc., our predecessor in interest, since 1995, and is the Chairman of our Compensation Committee. Since 1969, Mr. Pappajohn has been the President and principal stockholder of Equity Dynamics, Inc., a financial consulting firm, and the sole owner of Pappajohn Capital Resources, a venture capital firm, both located in Des Moines, Iowa. He also serves as a director for the following public companies: American Caresource Holdings, Inc., Pharmathene, Inc., SpectraScience, Inc. and Careguide, Inc. Mr. Pappajohn has been an active private equity investor in healthcare companies for more than 30 years and has served as a director of more than 40 public companies. Mr. Pappajohn received his B.S.C. from the University of Iowa.

Edward B. Berger - Director

Mr. Berger has served on our Board of Directors since March 2007 and is Chairman of our Audit Committee and a member of our Compensation Committee.  Mr. Berger has extensive experience in the healthcare industry, having served as past President and CEO of Palo Verde Hospital, past President and member of the Board of Trustees of Kino Community Hospital, and past member of the Long Range Planning Committee of Tucson Medical Center, all in Tucson, Arizona.  Mr. Berger has served as a director of American CareSource Holdings, Inc. since March 2006, as Non-Executive Chairman of the Board since March 30, 2007 and as Executive Chairman since April 16, 2007.  For the past 25 years, Mr. Berger has been President of Berger Equities Inc., a real estate investment firm owned by Mr. Berger and his spouse.  For the past seven years, Mr. Berger has been the sole owner and member of A Plus Consulting, LLC.  In June 2002, Mr. Berger became an independent director of CardSystems Solutions, Inc. (“CardSystems”), a privately held credit card processing company and was associated with CardSystems through November 2007.  In 2006, CardSystems agreed to settle Federal Trade Commission charges that it failed to take appropriate security measures to protect consumer information, leaving data vulnerable to security breaches and fraudulent consumer credit card purchases. By way of settlement, CardSystems agreed to implement a comprehensive information security program and obtain audits by an independent third-party security professional every other year for 20 years. On May 11, 2006, the board of directors of CardSystems determined that it was in the best interests of its stockholders to liquidate its assets in a Chapter 11 bankruptcy. Upon the resignation of each member of the board of directors and at the request of certain stockholders of CardSystems, Mr. Berger agreed to become the sole director, Chief Executive Officer and liquidating agent for CardSystems. On May 12, 2006, CardSystems filed for bankruptcy protection under Chapter 11 of Title 11 of the U.S. Bankruptcy Code. As its liquidating agent, Mr. Berger oversaw CardSystems' Chapter 11 bankruptcy and liquidation. With the liquidation of CardSystems nearing completion, Mr. Berger resigned as the Chief Executive Officer and sole director of CardSystems in November 2007. Mr. Berger received a Juris Doctorate from New York Law School and a Masters Degree in Education as well as a Bachelor of Arts Degree in History and English from the University of Arizona. Mr. Berger is currently an Adjunct Professor in Political Science at Pima Community College, Chairman of the Desert Angels Inc., an Angel investment group, and recently retired as Chairman of the MBA Advisory Council, Eller Graduate School of Management, at the University of Arizona.

Terry E. Branstad - Director

Governor Branstad has served on our Board of Directors since April 2007 and is a member of our Audit and Compensation Committees. Governor Branstad served as Governor of the State of Iowa from January 1983 to January 1999. After leaving the governor's office in 1999, he established Branstad and Associates, L.L.C., located in West Des Moines, and became a partner in the firm of Kaufman, Patee, Branstad & Miller, a public policy firm based in Washington, D.C. Since August 2003 he has been the President of Des Moines University. Governor Branstad also serves as a director of Cemen Tech Inc., Advanced Analytical Technologies, Inc. and Liberty Bank FSB, all private companies. He is a public member of the American Institute of Certified Public Accountants Board. He served as a director of Featherlite, Inc., a public company, from 1999 until 2006. He was a partner in general law practice in Lake Mills, Iowa, from 1974 through 1982. Governor Branstad earned an undergraduate degree from the University of Iowa in 1969 and a law degree from Drake University in Des Moines in 1974.

John W. Colloton - Director

Mr. Colloton has served on our Board of Directors since July 2007 and is a member of our Audit Committee. He is currently Director Emeritus of the University of Iowa Hospitals and Clinics and served as the lead director of Wellmark, Inc. (Iowa-South Dakota Blue Cross and Blue Shield) from 2000 to 2008 during a thirty-five year tenure on the Wellmark board.  He also serves as a director of American Caresource Holdings, Inc. in Dallas, Texas. From 1989 to 2003, Mr. Colloton served as a director of Baxter International Inc. and from 2004 to 2006, he served as a director of Allion Healthcare Inc. From 1971 to 1993. Mr. Colloton was director and Chief Executive Officer of the University of Iowa Hospitals and Clinics from 1971 to 1993, and from 1993 through 2000, he served as Vice President of the University of Iowa for Statewide Health Services. Mr. Colloton received his B.A. in business administration from Loras College and holds a masters degree in hospital administration from the University of Iowa.

Vote Required

Provided that a quorum of stockholders is present at the meeting in person, or is represented by proxy, and is entitled to vote thereon, directors will be elected by a plurality of the votes cast at the meeting. For the purposes of election of directors, although abstentions will count toward the presence of a quorum, they will not be counted as votes cast and will have no effect on the result of the vote.

Recommendation of the Board of Directors

The Board of Directors recommends a vote FOR Messrs. Turner, Pappajohn, Berger, Branstad and Colloton. Unless otherwise instructed or unless authority to vote is withheld, the enclosed proxy will be voted FOR the election of the above listed nominees and AGAINST any other nominees.

CORPORATE GOVERNANCE

The Company’s Board of Directors has long believed that good corporate governance is important to ensure that the Company is managed for the long-term benefit of stockholders. During the past year, the Company’s Board of Directors has continued to review its governance practices in light of the Sarbanes-Oxley Act of 2002 and Securities and Exchange Commission (the “SEC”) rules and regulations. This section describes key corporate governance guidelines and practices the Company has adopted.

Code of Conduct

Our Board of Directors has adopted a Code of Conduct which is applicable to all our directors, officers, employees, agents and representatives, including our principal executive officer and principal financial officer, principal accounting officer or controller, or persons performing similar functions. The Code of Conduct is available on the Company’s website at http://www.conmedinc.com under “Investors”.  The Company intends to post any amendments or waivers to its Code of Conduct (to the extent applicable to the Company’s principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions) on its website.

Board Meetings

During fiscal year 2008, the Board of Directors held four (4) meetings (two (2) via conference call), all of which were attended by all of the Company’s Directors during the period that such person was a member of the Board of Directors, and took action by unanimous written consent on four (4) occasions.

Director Attendance at Annual Meetings

Directors are expected to attend annual meetings of stockholders, absent exigent circumstances that preclude their attendance.  Where a director is unable to attend an annual meeting in person but is able to do so by electronic conferencing, we will arrange for the director’s participation by means where the director can hear, and be heard, by those present at the meeting.  At our 2008 annual meeting, all of our directors who were on the Board as of the date of that meeting attended in person.

Director Independence

Although we are not required to adopt director independence standards, in order to identify our directors and/or director-nominees who may qualify as independent directors, we have adopted the director independence standards of the NYSE Amex. The Board has reviewed each of the directors’ relationships with the Company in conjunction with such standard and has affirmatively determined that three of our directors, John Colloton, Edward Berger and Terry Branstad, are independent of management and free of any relationship that would interfere with their independent judgment as members on the Board of Directors.

Committees of the Board of Directors

The Board of Directors has established two standing committees: the Audit Committee and the Compensation Committee.

Audit Committee

The Audit Committee was formed in May 2007.  The Audit Committee is comprised of Edward Berger (Chairman), Terry Branstad and John Colloton. Under the director independence standards for audit committees of NYSE Amex listed companies, Messrs. Berger, Branstad and Colloton are independent.  The Board of Directors has determined that each member is financially sophisticated under Section 803(B)(2)(a) of the AMEX Company Guide, which governs NYSE Amex listed companies. The Board of Directors has determined that none of the members of the audit committee individually meet the SEC criteria of an “audit committee financial expert”, as defined in Item 407(d)(5) of Regulation S-K.  We recognize that having a person who possesses all of the attributes of an audit committee financial expert would be a valuable addition to our Audit Committee, however, given the size of the Company and its available resources, the Board has determined that the Audit Committee will not have a member that qualifies as an audit committee financial expert at this time.

The Audit Committee operates under a charter that has been approved by the Board of Directors, which sets forth the functions and responsibilities of this committee.  The Audit Committee must review and reassess the adequacy of the charter on an annual basis.  The Audit Committee is responsible for matters relating to financial reporting, internal controls, risk management and compliance. These responsibilities include appointing, overseeing, evaluating and approving the fees of our independent auditors, reviewing financial information which is included in our Annual Report on Form 10-K, discussions with management and the independent auditors of the results of the annual audit and our quarterly financial statements, reviewing with management our system of internal controls and financial reporting process and monitoring our compliance program and system.  The Audit Committee completed its annual review of its charter, and the charter as amended and approved by the Board subsequent to such review, is available on the Company’s website at http://www.conmedinc.com under “Investors”.

The Audit Committee met four (4) times in 2008 and each member of the Audit Committee was present at each meeting..

Audit Committee Report

The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to the Company’s consolidated financial statements, the Company’s compliance with legal and regulatory requirements, the Company’s system of internal control over financial reporting and the qualifications, independence and performance of its independent auditors. The Audit Committee has the sole authority and responsibility to select, evaluate and, when appropriate, replace the Company’s independent auditors.

Management is responsible for the Company’s financial reporting process, including the Company’s internal control over financial reporting, and for the preparation of the Company’s consolidated financial statements in accordance with generally accepted accounting principles. McGladrey & Pullen LLP (“McGladrey”), as the Company’s independent auditors, are responsible for auditing those financial statements and expressing its opinion as to the fairness of the financial statement presentation in accordance with generally accepted accounting principles. Our responsibility is to oversee and review these processes. We are not, however, professionally engaged in the practice of accounting or auditing and do not provide any expert or other special assurance as to such financial statements concerning compliance with laws, regulations or generally accepted accounting principles or as to auditor independence. We rely, without independent verification, on the information provided to us and on the representations made by management and the independent auditors.

In this context, we have met and held discussions with management for the fiscal year ended December 31, 2008. Management represented to us that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and we have reviewed and discussed with management and the Company’s external auditors, McGladrey, the Company’s consolidated financial statements for the fiscal year ended December 31, 2008 and the Company’s internal control over financial reporting. We also discussed with McGladrey the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees). McGladrey provided to us the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding McGladrey’s communications with the Audit Committee concerning independence, and we discussed McGladrey’s independence with them. In determining McGladrey’s independence, we considered whether their provision of non-audit services to the Company was compatible with maintaining independence. We received regular updates on McGladrey’s fees and the scope of audit and non-audit services they provided. All such services were provided consistent with applicable rules and our pre-approval policies and procedures.

Based on our discussions with management and our external auditors, our review of the representations of management, and subject in all cases to the limitations on our role and responsibilities referred to above and set forth in the Audit Committee charter, we recommended to the Board of Directors that the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2008 be included in the Company’s Annual Report on Form 10-K. We also approved, subject to stockholder ratification, the selection of McGladrey as the Company’s independent auditors for the fiscal year ending December 31, 2009.

Members of the Audit Committee:
Edward Berger (Chairman)
Terry Branstad
John Colloton

 Compensation Committee

The Compensation Committee was formed in May 2007. The Compensation Committee is comprised of Messrs. Pappajohn (Chairman), Berger and Branstad. Under the NYSE Amex director independence standards, Messrs. Berger and Branstad are independent. Mr. Pappajohn is not independent because he has been an executive officer of the Company within the past three years.  Under Section 805(b) of the AMEX Company Guide, if the Compensation Committee is comprised of at least three members, one non-independent director may serve on the Compensation Committee, if the Board, under exceptional and limited circumstances, determines that membership on the committee by the individual is required in the best interests of the company and its stockholders.  Given the size of the Company and its limited available resources, the Board has determined that it is in the best interest of the Company and its stockholders that Mr. Pappajohn serve on the Company’s Compensation Committee.

The Compensation Committee is responsible for matters relating to the development, attraction and retention of the Company’s management and for matters relating to the Company’s compensation and benefits programs. As part of its responsibilities, this committee evaluates the performance and determines the compensation of the Company’s Chief Executive Officer and approves the compensation of other senior officers, as well as fixes and determines awards to employees of stock options, restricted stock and other types of stock-based awards.  The Chief Executive Officer is permitted to participate in a non-voting capacity in discussions or processes concerning the compensation of other executive officers, but may not participate in discussions concerning his own compensation.  The Compensation Committee has not yet adopted a compensation committee charter.

The Compensation Committee did not hold separate meetings in 2008.  Instead, compensation matters were approved at meetings of the full Board of Directors by the independent directors.

Director Nomination Process

The Company does not currently have an active nominating committee or other committee performing similar functions, nor have we adopted a nominating committee charter. Given our available resources and that the OTCBB does not require us to have a nominating committee, the Board of Directors has determined that it is in the Company's best interest to have the full Board participate in the consideration of director nominees.

In general, when the Board of Directors determines that expansion of the board or replacement of a director is necessary or appropriate, the Board will conduct candidate interviews with members of management, consult with the candidate's associates and through other means determine a candidate's honesty, integrity, reputation in and commitment to the community, judgment, personality and thinking style, residence, willingness to devote the necessary time, potential conflicts of interest, independence, understanding of financial statements and issues, and the willingness and ability to engage in meaningful and constructive discussion regarding Company issues. The Company may identify candidates through recommendations made by directors, senior management or other third parties.  The Board will consider director candidates nominated by stockholders during such times as the Company is actively considering appointing new directors. Candidates recommended by stockholders will be evaluated based on the same criteria described above.

Stockholders desiring to suggest a candidate for consideration should send a letter to Thomas W. Fry, the Company's Secretary, at the Company’s principal headquarters, 7250 Parkway Drive, Suite 400, Hanover, Maryland 21076, and include:  (a) a statement that the writer is a stockholder (providing evidence if the person's shares are held in street name) and is proposing a candidate for consideration; (b) the name and contact information for the candidate; (c) a statement of the candidate's business and educational experience; (d) information regarding the candidate's qualifications to be director, including but not limited to an evaluation of the factors discussed above which the Board would consider in evaluating a candidate; (e) information regarding any relationship or understanding between the proposing stockholder and the candidate; (f) information regarding potential conflicts of interest; and (g) a statement that the candidate is willing to be considered and willing to serve as director if nominated and elected.  No person shall be eligible for election as a director of the Company unless nominated by the Board, or otherwise in accordance with these procedures.  Because of the small size of the Company and the limited need to seek additional directors, there is no assurance that all stockholder proposed candidates will be fully considered, that all candidates will be considered equally, or that the proponent of any candidate or the proposed candidate will be contacted by the Company or the Board, and no undertaking to do so is implied by the willingness to consider candidates proposed by stockholders.

Stockholder Communications with Directors

Stockholders may communicate their comments or concerns in writing with members of the Board of Directors. Any such communication should be addressed to the attention of the Board of Directors, c/o Conmed Healthcare Management, Inc., 7250 Parkway Drive, Suite 400, Hanover, Maryland 21076. Any such communication must state, in a conspicuous manner, that it is intended for distribution to the entire Board of Directors. Under the procedures established by the Board of Directors, upon the Secretary’s receipt of such a communication, the Company’s Secretary will send a copy of such communication to each member of the Board of Directors, identifying it as a communication received from a stockholder. Absent unusual circumstances, at the next regularly scheduled meeting of the Board of Directors held more than two days after such communication has been distributed, the Board of Directors will consider the substance of any such communication.

PROPOSAL 2
RATIFICATION OF APPOINTMENT
OF INDEPENDENT AUDITORS

Also submitted for consideration and voting at the Annual Meeting is the ratification of the appointment by the Company’s Board of Directors, upon the recommendation of the Audit Committee, of McGladrey & Pullen, LLP (“McGladrey”) as independent auditors for the purpose of auditing and reporting upon the financial statements of the Company for the fiscal year ending December 31, 2009. The Board of Directors of the Company, upon the recommendation of the Audit Committee, has selected and approved McGladrey as independent auditors to audit and report upon the Company’s financial statements. McGladrey has no direct or indirect financial interest in the Company.

A representative of McGladrey is expected to be present in person or by electronic conferencing at the Annual Meeting, and will be afforded an opportunity to make a statement at the Annual Meeting if the representative desires to do so. It is also expected that such representative will be available at the Annual Meeting to respond to appropriate questions by stockholders.

Vote Required

The affirmative vote of holders of a majority of the votes cast at the Annual Meeting is required for the ratification of the selection of McGladrey as the Company’s independent auditors for the fiscal year ending December 31, 2009.

Recommendation of the Board of Directors

The Board of Directors recommends a vote “FOR” the ratification of the appointment of McGladrey & Pullen, LLP as the Company’s independent auditors for the fiscal year ending December 31, 2009. Unless marked to the contrary, proxies received from stockholders will be voted in favor of the ratification of the selection of McGladrey & Pullen, LLP as independent auditors for the Company for the fiscal year 2009.

Information about Fees Billed by Independent Auditors

The following table sets forth fees billed to us for professional services by McGladrey and its affiliate, RSM McGladrey, Inc., during the period covering the fiscal years ended December 31, 2008 and 2007:

Description	2008	2007

Audit Fees (i)	$104,500	$102,500

Audit-Related Fees (ii)	$31,125	$70,000

Tax Fees (iii)	$9,250	$7,250

All Other Fees	$0	$0

(i)
Audit Fees to McGladrey consist of fees for professional services rendered for the audit of the Company’s financial statements, review of the 10-KSB filing, and review of the financial statements included in the Company’s quarterly reports.

(ii)	Audit-Related fees to McGladrey relate to work performed on the acquisition of Conmed, Inc., amendments to SB-2 and purchase accounting matters.

(iii)	Tax Fees to RSM McGladrey, Inc. consist of compliance fees for the preparation of federal and state tax returns and consulting on analysis on various other tax matters.

For the year ended December 31, 2008, the Company incurred no professional fees to its independent auditors with respect to other services.

The Audit Committee has the sole authority to pre-approve all audit and non-audit services provided by the independent auditors to the Company.

EXECUTIVE COMPENSATION

The following table sets forth all compensation for the last two fiscal years awarded to, earned by, or paid to our Chief Executive Officer and the two most highly paid executive officers serving as such for the year ended December 31, 2008 (the "Named Executive Officers").

SUMMARY COMPENSATION TABLE

Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards[1] ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Richard W. Turner[2]	2008	235,800	40,000	—	264,253	—	—	8,658	548,711
Chairman & Chief
Executive Officer	2007	218,158	50,000	—	377,848	—	—	3,990	649,996

Thomas W. Fry[3]	2008	178,076	18,000	—	35,178	—	—	24,028	255,282
Chief Financial
Officer and
Secretary	2007	165,807	20,000	—	34,173	—	—	—	219,980

Howard M. Haft[4]	2008	250,000	33,000	—	24,468	—	—	7,692	315,160
MD VP and Chief
Medical Officer	2007	225,961	—	—	24,134	—	—	8,654	258,749

1 Amounts shown in the Option Awards column represent the approximate amount recognized by the Company for financial statement reporting purposes in the applicable year for the fair value of equity awards granted to the Named Executive Officers in fiscal year 2008 and prior years for which we continue to recognize compensation cost in 2008, in accordance with Statement of Financial Accounting Standards No. 123 Revised, Share-Based Payments (“SFAS 123R”). For a discussion of the valuation assumptions utilized in calculating the fair value of equity awards under SFAS 123R, see Note 2, “Significant Accounting Policies,” in the notes to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2008.

2 Dr. Turner’s Option Awards reflect options from the 2007 Stock Option Plan (the “2007 Plan”) awarded on January 15, 2007 to purchase 1,000,000 shares of the Company’s common stock at an exercise price of $2.01 per share. The options expire on January 14, 2017 and are contingent upon Dr. Turner’s continued employment with the Company.  The amount included under “all other compensation” for 2008 includes $3,990 in employer contributions for 401(k) retirement plan, $756 for travel expenses and $3,912 for use of a company-leased apartment.  The incremental cost of the apartment is determined by the lease cost apportioned to the executive based upon the number of days occupied.  The amount included under “all other compensation” for 2007 reflects employer contributions for 401(k) retirement plan.

Not included in the table above is compensation for Dr. Turner, who served as a consultant for the Company prior to becoming an officer for the period from May 2006 to January 25, 2007. Dr. Turner was paid consulting fees of $10,000 for the year ended December 31, 2007.

3 Mr. Fry’s Option Awards reflect options from the 2007 Plan awarded on January 15, 2007 and August 26, 2008 to purchase 118,000 and 5,000 shares, respectively of the company’s common stock at an exercise price of $2.01and $2.40, respectively, per share. The options expire on January 14, 2017 and August 25, 2018, respectively, and are contingent upon Mr. Fry’s continued employment with the Company.  The amount included under “all other compensation” for 2008 includes $6,269 in employer contributions for 401(k) retirement plan, $14,625 for travel expenses and $3,134 for use of a company-leased apartment.  The incremental cost of the apartment is determined by the lease cost apportioned to the executive based upon the number of days occupied.

Not included in the table above is compensation for Mr. Fry, who served as a non-executive employee of the Company prior to becoming an officer for the period from September 2006 to January 25, 2007. Mr. Fry was paid a salary of $15,022 for the year ended December 31, 2007.

4 Dr. Haft’s Option Awards reflect options from the 2007 Plan awarded on January 15, 2007 to purchase 83,334 shares of the Company’s common stock at an exercise price of $2.01 per share. The options expire on January 14, 2017 and are contingent upon Dr. Haft’s continued employment with the Company.  The amounts included under “all other compensation” for 2008 and 2007 reflect employer contributions for 401(k) retirement plan.

Not included in the table above is compensation for Dr. Haft, who served as Chief Medical Officer of Conmed, Inc. prior to its acquisition by the Company. Dr. Haft was not paid a salary for the period from January 1, 2007 to January 25, 2007.

Outstanding Equity Awards at Fiscal Year-End

      The table below provides information with respect to the stock options and restricted stock units held by the Named Executive Officers as of December 31, 2008.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	OPTION AWARDS				STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Richard W. Turner
Chairman & Chief Executive	531,250[1]	468,750[1]	—	2.01	01/14/17	—	—	—	—
Officer

Thomas W. Fry
Chief Financial Officer and	56,542[2]	61,458[2]	—	2.01	01/14/17	—	—	—	—
Secretary	—	5,000[3]	—	2.40	08/25/18	—	—	—	—

Howard M. Haft
MD VP and Chief Medical Officer	39,931[4]	43,403[4]	—	2.01	01/14/17	—	—	—	—

1 These options vest over 4 years based on the following schedule: 225,000 on January 15, 2008 and 18,750 on the 15th of each month for the following 36 months.

2 These options vest over 4 years based on the following schedule: 20,834 on January 15, 2008 and 1,736 on the 15th of each month for the following 36 months. Any rounding differences between the total number of shares awarded and the total number of shares vested will be adjusted in the final vesting month.

3 These options vest over 4 years based on the following schedule: 1,250 on August 26, 2009 and 104 on the 26th of each month for the following 36 months. Any rounding differences between the total number of shares awarded and the total number of shares vested will be adjusted in the final vesting month.

4 These options vest over 4 years based on the following schedule: 29,500 on January 15, 2008 and 2,458 on the 15th of each month for the following 36 months. Any rounding differences between the total number of shares awarded and the total number of shares vested will be adjusted in the final vesting month.

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash [1] ($)	Stock Awards ($)	Option Awards [2] ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)

Richard W. Turner,
Chairman	—	—	—	—	—	—	—

John Pappajohn	3,000	—	19,787	—	—	—	22,787

Edward B. Berger	3,000	—	25,541	—	—	—	28,541

Terry E. Branstad	3,000	—	25,541	—	—	—	28,541

John W. Colloton	3,000	—	23,964	—	—	—	26,964

1 A fee of $1,000 is paid to each director who is not an officer or employee of the Company for attending, in person, a regularly scheduled or special meeting of the Board of Directors and $500 if the director participates in the meeting via conference call. A fee of $500 is paid to each outside director for attending in person a regularly scheduled or special committee meeting if the meeting is held on a different day than the Board meeting. Additionally, a one-time grant of 40,000 non-qualified stock options to outside directors is issued on the date of their initial appointment to the Board of Directors at the closing price on the issue date, vesting over three years and contingent upon their continued service on the Board. The Company will reimburse all directors for approved board related business travel expenses along with other board related approved business expenses according to Company policy. This fee structure is for outside directors only and does not include employees of the Company attending board or committee meetings.

2 Amounts shown in the Option Awards column represent the approximate amount recognized by the Company for financial statement reporting purposes in fiscal year 2008 for the fair value of equity awards granted in fiscal year 2008, if any, and prior years for which we continue to recognize compensation cost in 2008, in accordance with SFAS 123R.  For a discussion of the valuation assumptions utilized in calculating the fair value of equity awards under SFAS 123R, see Note 2, “Significant Accounting Policies,” in the notes to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2008.

The table below provides the aggregate number of stock options outstanding at December 31, 2008 held by each non-employee director listed above:

Name	Stock Options (in shares)

John Pappajohn	40,000
Edward Berger	40,000
Terry Branstad	40,000
John Colloton	40,000

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) requires officers, directors and persons who own more than ten (10) percent of a class of equity securities registered pursuant to Section 12 of the Exchange Act to file reports of ownership and changes in ownership with the SEC and each national securities exchange on which such securities are listed. Officers, directors and persons holding greater than ten (10) percent of the outstanding shares of a class of Section 12-registered equity securities (“Reporting Persons”) are also required to furnish copies of any such reports filed pursuant to Section 16(a) of the Exchange Act to the Company. Based solely upon a review of copies of Section 16(a) reports and representations received by us from reporting persons, and without conducting any independent investigation of our own, in fiscal year 2008, all Forms 3, 4 and 5 were timely filed with the SEC by such reporting persons, except that one report, covering a total of one transaction from 2007 was not timely filed by our Director, Edward Berger.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the beneficial ownership of our common stock, our only class of outstanding voting securities as of April 21, 2009 based on 12,497,539 aggregate shares of common stock outstanding or acquirable within 60 days pursuant to options, warrants, conversion privileges or other rights as of such date, by: (i) each person who is known by us to own beneficially more than 5% of our outstanding common stock with the address of each such person, (ii) each of our present directors and named executive officers, and (iii) all executive officers and directors as a group.  Unless otherwise noted, the address of all the individuals named below is c/o Conmed Healthcare Management, Inc., 7250 Parkway Drive, Suite 400, Hanover, Maryland 21076.

Name and Address of Beneficial Owner (1)	Number of Shares Common	% of Class (2)
DIRECTORS AND NAMED EXECUTIVE OFFICERS:
John Pappajohn (3)	2,587,231	20.7%
Richard W. Turner (4)	653,750	5.0%
Howard M. Haft (5)	583,682	4.7%
Thomas W. Fry (5)	71,292	*
Edward B. Berger (6)	40,027	*
Terry E. Branstad (7)	25,027	*
John W. Colloton (8)	19,676	*
	3,993,457	29.9%
All directors and named executive officers as a group (7 persons)

OTHER 5% OR MORE STOCKHOLDERS

Gainsborough, LLC 420 Bedford Street, Suite 110 Lexington MA, 02420	811,301	7.2%

Lehman Brothers Holdings, Inc (9) 745 Seventh Avenue New York, NY 10019	2,666,667	20.3%

James H. Desnick, M.D. (10) Medical Management of America, Inc. P.O. Box 1759 Highland Park, IL 60035-1759	1,177,870	9.4%

(1) Beneficial ownership is determined in accordance with Rule 13d-3(a) of the Exchange Act and generally includes voting or investment power with respect to securities.

(2) Based on 12,497,539 outstanding shares of common stock as of April 21, 2009.

(3) Mr. Pappajohn's beneficial ownership includes 5,000 shares of common stock held by Halkis, Ltd, and 5,496 shares of common stock held by the John and Mary Pappajohn Scholarship Foundation, both affiliates of Mr. Pappajohn and 2,547,846 shares of common stock plus options to purchase 28,889 shares of common stock issued under the 2007 Plan that may be acquired within 60 days of April 21, 2009 at $2.55 per share.

(4) Dr. Turner’s beneficial ownership includes 10,000 shares of common stock and options to purchase 643,750, shares of common stock, issued under the 2007 Plan that may be acquired within 60 days of April 21, 2009 at $2.01 per share.

(5) Dr. Haft's and Mr. Fry's beneficial ownership includes options to purchase 50,348 and 71,292 shares of common stock, respectively, issued under the 2007 Plan that may be acquired within 60 days of April 21, 2009 at $2.01 per share.

(6) Mr. Berger's beneficial ownership includes 15,000 shares of common stock and options to purchase 29,271 shares of common stock issued under the 2007 Plan that may be acquired within 60 days of April 21, 2009 at $3.30 per share.

(7) Mr. Branstad's beneficial ownership includes options to purchase 29,271 shares of common stock issued under the 2007 Plan that may be acquired within 60 days of April 21, 2009 at $3.30 per share.

(8) Mr. Colloton's beneficial ownership includes options to purchase 23,960 shares of common stock issued under the 2007 Plan that may be acquired within 60 days of April 21, 2009 at $3.10 per share.

(9) Based upon information obtained from the Schedule 13G filed with the SEC on March 23, 2007. Includes 500,000 shares of common stock issuable upon exercise of warrants at $0.30 per share and 166,667 shares of common stock issuable upon exercise of warrants at $2.50 per share.

(10) Based upon information obtained from the Schedule 13D filed with the SEC on October 24, 2008. Includes 91,570 shares of common stock issuable upon exercise of warrants at $0.30 per share.

Certain Relationships and Related Party Transactions

Except as set forth below, to the best of our knowledge, since the beginning of fiscal year 2008, there were no material transactions, or series of similar transactions, or any currently proposed transactions, or series of similar transactions, to which we were or are to be a party, in which the amount involved exceeds $120,000, and in which any director or executive officer, or any stockholder who is known by us to own of record or beneficially more than 5% of any class of our common stock, or any member of the immediate family of any of the foregoing persons, has an interest.

On February 29, 2008, in connection with the purchase of all of the assets of Emergency Medicine Documentation Consultants, P.C., we issued warrants to purchase an aggregate of 80,000 shares of common stock at an exercise price of $1.85 per share to two employees of Equity Dynamics, Inc., an entity wholly owned by John Pappajohn, a director of the Company.

During the fourth quarter of 2008, we paid $75,000 to Equity Dynamics, Inc., an entity wholly owned by John Pappajohn, a director of the Company, for acquisition advisory services related to the Stock Purchase.

OTHER MATTERS

Management of the Company does not know of any matters, other than those stated in this Proxy Statement, that are to be presented for action at the Annual Meeting. If any other matters should properly come before the Annual Meeting, proxies will be voted on those other matters in accordance with the judgment of the persons voting the proxies. Discretionary authority to vote on such matters is conferred by such proxies upon the persons voting them.

The Company will bear the cost of preparing, printing, assembling and mailing all proxy materials that may be sent to stockholders in connection with this solicitation. Arrangements will also be made with brokerage houses, other custodians, nominees and fiduciaries, to forward soliciting material to the beneficial owners of the common stock of the Company held by such persons. The Company will reimburse such persons for reasonable out-of-pocket expenses incurred by them. In addition to the solicitation of proxies by use of the mails, officers and regular employees of the Company may solicit proxies without additional compensation, by telephone or facsimile transmission. The Company does not expect to pay any compensation for the solicitation of proxies.

Stockholder Proposals for the 2010 Annual Meeting and General Communications

Pursuant to Rule 14a-8 under the Exchange Act, if a stockholder wants to submit a proposal for inclusion in our proxy materials at the Company’s 2010 Annual Meeting of Stockholders, it must be received at our principal executive offices, 7250 Parkway Drive, Suite 400, Hanover, Maryland 21076, Attention: Secretary, not later than December 28, 2009. In order to avoid controversy, stockholders should submit proposals by means (including electronic), that permit them to prove the date of delivery

If a stockholder intends to present a proposal for consideration at the next annual meeting outside of the processes of Rule 14a-8 under the Exchange Act, we must receive notice of such proposal at the address given above by March 20, 2010, or such notice will be considered untimely under Rule 14a-4(c)(1) under the Exchange Act, and our proxies will have discretionary voting authority with respect to such proposal, if presented at the annual meeting, without including information regarding such proposal in our proxy materials.

The deadlines described above are calculated by reference to the mailing date of the proxy materials for this year's annual meeting. If the Board changes the date of next year's annual meeting by more than 30 days, the Board will, in a timely manner, inform stockholders of such change and the effect of such change on the deadlines given above by including a notice in our annual report on Form 10-K, our quarterly reports on Form 10-Q, a current report on Form 8-K or by any other means reasonably calculated to inform the stockholders.

Your cooperation in giving this matter your immediate attention and in returning your proxy promptly will be appreciated.

By order of the Board of Directors

/s/ Richard W. Turner, Ph.D.
Richard W. Turner, Ph.D.
Chairman and Chief Executive Officer
April 27, 2009

ANNUAL MEETING OF STOCKHOLDERS OF
CONMED HEALTHCARE MANAGEMENT, INC.
TO BE HELD MAY 28, 2009

Directions to offices of Kramer Levin Naftalis & Frankel LLP

By Air
There are three major airports in the metropolitan area:  LaGuardia Airport (which is closest in the NYC Borough of Queens), John F. Kennedy International Airport (on Long Island) and Newark International Airport (in Newark, NJ).  From each of these airports, you can take a taxi to and from the office.

From Penn Station (Hub for Long Island Railroad, Amtrak and some NJ Transit Trains)
Walk north on Seventh Avenue to 45th Street and make a right onto 45th Street.  Walk one avenue east to Avenue of the Americas (6th Avenue).  1177 Avenue of the Americas is on your near left corner of 45th.

From Port Authority (Hub for NJ Transit Buses and Some Out of Town Buses such as Greyhound)
Walk north on Eighth Avenue to 45th Street and make a right onto 45th Street.  Walk three avenues east to Avenue of the Americas (6th Avenue).  1177 Avenue of the Americas is on your near left corner of 45th.

From Grand Central Station (Hub for MetroNorth - Connecticut and Westchester)
Walk west two and a half avenues up 42nd Street to Avenue of the Americas (6th Avenue). Make a right on 42nd Street and Avenue of the Americas.  Walk three blocks north on Avenue of Americas to #1177.

Nearest Subway Stations
The B, D, F and Q trains all go to 47th and 50th Streets/Rockefeller Center. The A, C, 7, 1, 2, 3, 9, N, and R trains all go to 42nd Street/Times Square (Broadway and Seventh Avenues). The 4, 5, and 6 trains all go to Grand Central Terminal (42nd-45th Streets between Lexington and Madison Avenues).

Parking
The two nearest parking garages are the garage on 46th Street, between 7th Avenue and Avenue of the Americas (6th Avenue), right before the Muse Hotel, and the Grace Building Garage on 43rd Street and Avenue of the Americas.

The office is located between 45th and 46th Streets.  Reception is on the 29th Floor.

CONMED HEALTHCARE MANAGEMENT, INC.

THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF CONMED HEALTHCARE MANAGEMENT, INC.

The undersigned hereby appoint(s) Richard Turner and Thomas Fry with the power of substitution and resubstitution to vote any and all shares of capital stock of Conmed Healthcare Management, Inc. (the “Company”) which the undersigned would be entitled to vote as fully as the undersigned could do if personally present at the Annual Meeting of the Company, to be held on Thursday, May 28, 2009, at 10:00 A.M. local time, and at any adjournments thereof, hereby revoking any prior proxies to vote said stock, upon the following items more fully described in the notice of any proxy statement for the Annual Meeting (receipt of which is hereby acknowledged):

1.	ELECTION OF DIRECTORS

VOTE

☐	FOR ALL nominees listed below EXCEPT as marked to the contrary below	☐	WITHHOLD AUTHORITY to vote for ALL nominees listed below (INSTRUCTION: To withhold authority to vote for any individual nominee strike a line through the nominee’s name below.)

John Pappajohn, Richard W. Turner, Edward B. Berger, Terry E. Branstad, John W. Colloton.

2.	RATIFICATION OF THE APPOINTMENT OF MCGLADREY & PULLEN, LLP AS INDEPENDENT AUDITORS OF THE COMPANY FOR FISCAL YEAR 2009.

☐	FOR the ratification of the appointment of McGladrey & Pullen LLP	☐	AGAINST	☐	ABSTAIN

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is given, this proxy will be voted FOR the election of all the nominees for director listed in Proposal 1 And FOR Proposal 2.  In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

Please mark, sign date and return this Proxy promptly using the accompanying postage pre-paid envelope.
Dated:
Signature:
Signature if jointly owned:
Print name:

Please sign exactly as the name appears on your stock certificate. When shares of capital stock are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please include full title as such. If the shares of capital stock are owned by a corporation, sign in the full corporate name by an authorized officer. If the shares of capital stock are owned by a partnership, sign in the name of the partnership by an authorized officer.

PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY PROMPTLY
IN THE ENCLOSED ENVELOPE